Exhibit 10.1

AEI CORE PROPERTY INCOME TRUST, INC.

IMPOUNDMENT AGREEMENT

THIS IMPOUNDMENT AGREEMENT, is made and entered into by and among AEI Core Property Income Trust, Inc. (the “Company”), AEI Securities, Inc. (the “Dealer-Manager”) and Fidelity Bank, Edina, Minnesota (the “Bank”);

WITNESSETH THAT:

WHEREAS, the Company proposes to issue and sell up to 27,000,000 shares of common stock at a public offering price of $10.00 per unit, and additionally, up to 3,000,000 shares of common stock through a dividend reinvestment plan at a price of $9.50 per share (the “Shares”). The Company has entered into an agreement (the “Dealer-Manager Agreement”) with the Dealer-Manager pursuant to which the Dealer-Manager and various members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (collectively, the “Dealers”) will offer the Shares for sale for and on behalf of the Company; and

WHEREAS, the Dealer-Manager Agreement provides that all funds received by Dealers in connection with the sale of Shares shall be transmitted to the Dealer-Manager as processing broker-dealer and promptly deposited in an escrow account with the Bank until the offering of Shares is terminated or until the minimum $3,000,000 of subscription proceeds (the “Minimum Subscriptions”) have been obtained; and

WHEREAS, the Company desires to have the Bank deposit such funds in an escrow account until the termination of the offering of Shares, and the Bank has agreed to serve as Impoundment Agent for such purpose.

NOW, THEREFORE, for and in consideration of the covenants and agreements set forth below, the parties agree as follows:

1.	APPOINTMENT OF IMPOUNDMENT AGENT; DELIVERY OF FUNDS TO ESCROW ACCOUNT.

The Company hereby appoints the Bank as Impoundment Agent to receive and hold all proceeds from the sale of Shares for the term of this Impoundment Agreement, and to invest the same in such manner as it shall be directed to in writing by the Company. Prior to initial release of funds in accordance with Section 3, all proceeds will be invested in a bank account or money market account issued by a bank, or in short-term securities issued by or guaranteed by the United States Government. All subscription checks shall be payable to “Fidelity Bank – AEI Core Property Income Trust Escrow.” Dealers shall transmit all subscription checks for Shares to the Dealer-Manager by noon of the business day following receipt of such checks and the Dealer-Manager shall transmit all such checks, or return unaccepted checks to subscribers, as soon as practicable thereafter but in any event by the end of the second business day following receipt of such checks by the Dealer-Manager.

2.	IDENTITY OF SUBSCRIBERS; OWNERSHIP OF FUNDS DEPOSITED.

The Dealer-Manager shall deliver to the Impoundment Agent, with each deposit of checks, a list that contains the names and addresses of all persons who have subscribed for Shares, the amount of money tendered by each subscriber and the date on which the funds were received from each subscriber. The Impoundment Agent shall hold all funds identified by the Dealer-Manager. The funds, as well as any interest or income earned thereon, shall remain the property of the subscribers until released to the Company as hereinafter provided, and shall not be subject to any liens by the Impoundment Agent or judgments or claims against Dealers, the Dealer-Manager or the Company.

3.	DISBURSEMENT OF FUNDS.

(a)           After such time as the Impoundment Agent has received not less than the Minimum Subscriptions, the Impoundment Agent shall notify the Commissioner of Securities for the State of Minnesota or an agent thereof (the “Commissioner”) in writing of the escrow of such amounts. Upon receipt by the Impoundment Agent of written authorization from the Commissioner, said Impoundment Agent, on demand of the Company, shall pay over to the Company, the Dealer Manager and the Subscribers, in accordance with Section 3(a), all of the impounded funds.  After such initial release of funds to the Company, the Company shall also continue to cause subscriptions for the Shares to be deposited with the Impoundment Agent in a clearing account for subscriptions pursuant to this Agreement until the Company informs the Escrow Agent in writing to terminate the same, but release to the Company of funds from such clearing account shall not be subject to any authorization except from the Company. If the Minimum Subscriptions are not received by the Impoundment Agent during the term of this Impoundment Agreement, then the Impoundment Agent shall promptly, but in any event within two business days after the last day of the term of this Impoundment Agreement, refund to each subscriber the face amount of payments made in subscriptions for Shares, together with his or her pro-rata share of interest or income, if any, earned on the funds deposited in escrow. After receipt by the Impoundment Agent of written authorization for the initial release of funds hereunder, the Impoundment Agent shall release to the Company, from time to time, any funds deposited pursuant to this Agreement, upon the written request of the Company.

(b)           The Company shall send written notice of each request for disbursement of funds which shall specify the subscriptions that have been accepted on behalf of the Company, the commissions and non-accountable expenses payable on such subscriptions, the subscriptions that have been rejected, and the subscriptions that have been deposited in escrow but upon which acceptance by the Company remains pending. In accordance with such notice, the Impoundment Agent shall disburse funds:

(i)	representing commissions and non-accountable expenses on accepted subscriptions directly to the Dealer-Manager;

(ii)	representing accepted subscription proceeds net of commissions and non-accountable expenses — directly to the account of the Company as authorized in such notice;

(iii)	representing interest accrued on accepted subscriptions proceeds — directly to the subscribers; and

(iv)	representing rejected subscription proceeds and interest accrued thereon — directly to the subscribers.

All subscription proceeds upon which acceptance remains pending shall be held by the Impoundment Agent for disbursement in accordance with the direction contained in the next succeeding notice.

4.	TERM OF IMPOUNDMENT.

This Impoundment Agreement shall terminate on the 730th day following the effective date of the registration statement relating to the Shares (the “Effective Date”) or on such earlier date as all funds are released to the Company as provided in Section 3 above; provided, however, that this Impoundment Agreement shall terminate on the 365th day after the Effective Date if the Minimum Subscriptions have been received prior to the 365th day. If the Minimum Subscriptions have been received and the Company elects to extend the offering of Shares in accordance with the registration statement relating thereto, this Impoundment Agreement shall terminate upon the expiration of such extension. The Company and the Dealer-Manager may also terminate this Impoundment Agreement at any time upon notice to the Impoundment Agent that the Company has made a decision to terminate the offer and sale of Shares.

5.	CONSENT OF COMMISSIONER TO RELEASE FUNDS.

Until after the initial release of funds based upon receipt of the Minimum Subscriptions, no funds shall be released to the Company hereunder except upon the express written authorization of the Commissioner. If the Commissioner finds that any conditions of this Impoundment Agreement have not been satisfied, or that any provisions of the Minnesota Securities Laws or regulations have not been complied with, then he may withhold such authorization for release of funds by the Impoundment Agent to the Company and may direct the Impoundment Agent to return the funds to the subscribers. After the initial release of funds is authorized by the Commissioner, the Impoundment Agent shall release funds, from time to time, to the Company upon written request.

6.	FEE OF IMPOUNDMENT AGENT.

The Impoundment Agent shall receive reasonable compensation for its services as Impoundment Agent. Such compensation shall be paid by the Company and shall not be subtracted from the funds held in escrow by the Impoundment Agent. The fee agreed upon for services rendered hereunder shall constitute full compensation for the services of the Impoundment Agent performed pursuant to this Impoundment Agreement; provided, however, that if the Impoundment Agent renders any material services not contemplated by this Impoundment Agreement, the Impoundment Agent shall be reasonably compensated for such service.

7.	REPRESENTATIONS OF IMPOUNDMENT AGENT. The Impoundment Agent represents and warrants that:

(a)           subscription proceeds deposited on behalf of each subscriber will be insured by the Federal Deposit Insurance Corporation to the maximum extent such proceeds would be insured if deposited in individual accounts for each such subscriber; and

(b)           it will distribute to subscribers within the time period prescribed by the Internal Revenue Code of 1986, as amended, reports of all interest income earned on escrowed funds.

Except as provided in this Section 7, the sole duty of the Impoundment Agent shall be to receive funds from the sale of the Shares and hold them for release in accordance with the terms of this Impoundment Agreement.

8.	LIABILITY OF IMPOUNDMENT AGENT.

The Impoundment Agent may conclusively rely upon and shall have no duty to verify any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Impoundment Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Impoundment Agreement unless first indemnified to its satisfaction by the Company. The Impoundment Agent may consult counsel with respect to any question arising under this Impoundment Agreement, and the Impoundment Agent shall not be liable for any action taken or omitted in good faith on advice of such counsel. All funds held by the Impoundment Agent pursuant to this Impoundment Agreement shall constitute trust property for the purposes for which they are held.

9.	INSPECTION OF RECORDS.

The Company may, at any time during regular business hours, inspect the records of the Impoundment Agent, insofar as they relate to this Impoundment Agreement, for the purpose of determining that the Impoundment Agent is acting in compliance with the provisions of this Impoundment Agreement.

10.	REGULATORY REQUIREMENT FOR BUSINESS CONTINUATION – AEI SECURITIES, INC.

FINRA Rule 4370 which requires FINRA member firms to establish emergency preparedness plans and procedures, requires that each FINRA member firm create and maintain a business continuity plan and enumerates various requirements that each plan must address. One such requirement provides that the FINRA member (AEI Securities, Inc.) shall obtain an executive summary of the business plan for each critical business constituent, bank, and/or counter-party (businesses with which the member firm has an ongoing commercial relationship in support of the member firm’s operating activities). The Bank hereby represents to the Dealer-Manager that it will, as Impoundment Agent, maintain a business continuation plan and the capacity to implement that plan and that it has provided the Dealer-Manager with an executive summary of the plan (attached hereto as Exhibit A.) Upon request by the Dealer-Manager, the Bank will provide a current summary of the plan.

11.	BINDING EFFECT AND SUBSTITUTION OF IMPOUNDMENT AGENT.

The terms and conditions of this Impoundment Agreement shall be binding upon the parties hereto and their respective creditors, transferees, successors in interest and assigns, whether by operation of law or otherwise. If for any reason the bank should be unable or unwilling to continue to assume its duties as Impoundment Agent, nothing in this Impoundment Agreement shall prevent the Company from appointing an alternative Impoundment Agent.

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IN WITNESS WHEREOF, the parties hereto have executed this Impoundment Agreement on the ____ day of _________________, 2011.

              AEI CORE PROPERTY INCOME TRUST, INC.

             By: Rona L. Newtson
             Authorized Signatory for
             Robert P. Johnson, Its President

            FIDELITY BANK

            By:
              Its

              AEI SECURITIES, INC.

              By:
              Rona L. Newtson, Authorized Signatory for
              Robert P. Johnson, Its President

Accepted for filing

_____________________________

Commissioner of Commerce